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                                                                   EXHIBIT 10.20

* Confidential Treatment Requested
  Under 17 C.F.R. Sections 200.80(b)(4),
  200.83 and 230.406

                           SALE AND LICENSE AGREEMENT

This License Agreement (the "Agreement") is entered into as of the 26th day of January, 1996, by and between SONY COMPUTER ENTERTAINMENT AMERICA, a division of Sony Interactive Entertainment Inc. (hereinafter "Sony"), and The Lightspan Partnership, Inc. (hereinafter "Licensee").

                                 TERM SCHEDULE

All information contained in this Term Schedule is set out for ease of reference, and is to be incorporated and read in conjunction with the applicable terms and conditions contained herein, as well as this Agreement in whole.

1. PARTIES:           Sony Computer Entertainment America

                      The Lightspan Partnership, Inc.

2. NOTICES:           Sony Computer Entertainment    The Lightspan Partnership,
                      America                        Inc.
                      919 East Hillsdale, 2nd Floor  2382 Faraday Avenue
                      Foster City, CA 94404          Suite 300
                      Attn: Executive Vice           Carlsbad, CA 92008-7218
                      President of Business          Attn: Bob Greene
                      Development                    Fax: (619) 930-2350
                      Fax: (415) 655-8001

                      With a copy to:                With a copy to:

                      Sony Interactive
                      Entertainment Inc.
                      919 East Hillsdale, 2nd Floor
                      Foster City, CA 94404
                      Attn: Executive Vice
                      President
                      Fax: (415) 655-8042

3. DESCRIPTION OF
   SERVICES:          Sale of PlayStation(TM) game consoles for distribution to
                      the School Market only. License to develop educational software compatible with the PlayStation game console, subject to Sony's approval as set forth in Section 6 of the Agreement.

4. EXCLUSIVITY:       The license granted hereunder shall be non-exclusive.

5. LICENSED
   TRADEMARKS:        a. "PlayStation"
                      b. PS Logo
                      c. PlayStation Logo

6. LICENSED
   TERRITORY:         United States and Canada

7. INITIAL TERM:      Four (4) years.

8. NONREFUNDABLE
   PAYMENT:           See Exhibit B.
                                                                    CONFIDENTIAL
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 9.  MINIMUM ORDER QUANTITY
     FOR 1996:                [***] of PlayStation Hardware to be ordered and
                              delivered in 1996. Future minimum order quantities shall be determined as set forth in Section 4.4.

10.  REQUIRED LEGAL COPY:     "Licensed by Sony Computer Entertainment America.
                              PlayStation and the PlayStation logos are trademarks of Sony Computer Entertainment Inc. (R)
                              1995 Sony Interactive Entertainment Inc."

                              Licensee shall consult with Sony regarding the credit for each software title developed by Licensee.

                             [END OF TERM SCHEDULE]


                              TERMS AND CONDITIONS

WHEREAS, Sony and/or its affiliates have developed a CD-based interactive console for playing video games and for other entertainment purposes known as the PlayStation(TM) Game Console (as defined below) and also own or have the right to grant licenses to certain intellectual property rights including the trademark(s) identified more fully in the Term Schedule attached hereto (the "Trademarks") used in connection with the PlayStation Game Console.

WHEREAS, Licensee desires to be granted the right to acquire units of the PlayStation Game Console for distribution in solely in the School Market, and desires to be granted a non-exclusive license to develop and distribute Licensed Products (as defined below) pursuant to the terms and conditions set forth in this Agreement.

WHEREAS, Sony and Licensee have entered into a Developer Agreement, dated as of January 12, 1996, regarding the development of educational software for the PlayStation Game Console (hereinafter the "Developer Agreement").

WHEREAS, Sony is willing, on the terms and subject to the conditions of this License Agreement, to grant Licensee the right to acquire and distribute units of the PlayStation Game Console and to grant Licensee the desired non-exclusive license to distribute Licensed Products solely in the School Market, and Sony desires to manufacture such Licensed Products for Licensee.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensee and Sony hereby agree as follows:

1.  DEFINITION OF TERMS.

     1.1  "Discs" shall mean the CD-ROM media which contains Executable
Software.

     1.2 "School Market" shall mean distribution directly by Licensee to and for elementary and secondary (i.e., K-12) students, through distribution and sale to elementary and secondary (i.e., K-12) public and private schools in the Licensed Territory.

     1.3 "Executable Software" means Licensee's object code software which includes the Licensee Software and any software (whether in object code or source code form) provided by

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Sony which is intended to be combined with Licensee Software for execution on a
PlayStation Game Console and has the ability to communicate with the software resident in the PlayStation Game Console.

     1.4 "Intellectual Property Rights" means, by way of example but not by way of limitation, all current and future worldwide patents and other patent rights, copyrights, trademarks, service marks, trade names, mask work rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, including without limitation all applications and registrations with respect thereto, and all renewals and extensions thereof.

     1.5   "Licensed Territory" means the countries listed in the Term Schedule.

     1.6 "Licensed Products" shall mean each unit of Executable Software embodied on Discs and including all Printed Materials and Packaging.

     1.7 "Licensee Software" means Licensee's application object code and data (including audio and video material) developed by Licensee in accordance with this Agreement, which, when linked to any software provided by Sony, create Executable Software. All Licensee Software shall be educational in nature.

     1.8. "PlayStation Game Console" means the Sony video game console Part No. SCPH-1001940000 or functional equivalent, which version is available to consumers in the retail market in the Licensed Territory as of the date of this Agreement.

     1.9 "Packaging" means, with respect to each Licensed Product, the carton, containers, packaging and wrapping materials (but excluding instructional manuals, liners or other user information for such Licensed Product to be inserted therein).

     1.10 "PlayStation Hardware" means the finished hardware components to be provided to Licensee by Sony, including the PlayStation Game Console and all peripherals and accessories related thereto.

     1.11 "Sony Materials" means any data, technology, object code, source code, documentation, and hardware provided or supplied to Licensee by Sony, including, without limitation, any portion or portions of the PlayStation Hardware and development tools.

2.   LICENSES.

     Sony hereby grants to Licensee, and Licensee hereby accepts, for the term of this Agreement, within the Licensed Territory, under Sony's Intellectual Property Rights, including without limitation any relevant patents Sony may own or have acquired by license, a non-exclusive, nontransferable license, without the right to sublicense (except as specifically provided herein): (i) to reproduce and distribute executable files for execution on a PlayStation Game Console incorporating Licensee Software which has been developed in accordance with the provisions of the Developer Agreement and this License Agreement, including without limitation, Section 7 of the License Agreement; (ii) to market, distribute and sell such Licensed Products and the PlayStation Hardware solely in the School Market; (iii) to use the Licensed Trademarks in connection with the packaging of the Licensed Products; and (iv) to sublicense to end users the right to use the Licensed Products for non-commercial purposes only and not for public performance.

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3.   PLAYSTATION HARDWARE.

     3.1 SALE OF PLAYSTATION HARDWARE. Sony hereby agrees to sell to Licensee, and Licensee hereby accepts, for the term and subject to the conditions set forth herein, the PlayStation Hardware for the consideration set forth below in
Section 4 and Exhibit B hereto. All sales of PlayStation Hardware to Licensee shall be governed by the Standard Terms and Conditions of Sale attached hereto as Exhibit A, which may be amended from time to time by Sony ("Terms and Conditions"). Sony agrees to provide such number of units of the PlayStation Hardware as Licensee may reasonably request, subject to availability, during the term of this License Agreement. Licensee agrees to acquire all PlayStation Hardware directly from Sony or from a Sony-approved supplier and not from any third party.

     3.2 FORECASTS. During the Term of the Agreement, Licensee agrees to give Sony a written forecast of demand for PlayStation Hardware every three (3) months for the next eighteen (18) months on a rolling basis in advance of expected delivery of units to Licensee in order for Sony to have the ability to meet Licensee's demand.

     3.3 SERVICE. The parties shall discuss entering into a separate agreement for service and maintenance of the PlayStation Hardware, but Sony's warranty on such PlayStation Hardware sold to Licensee shall otherwise be governed by the Terms and Conditions and this License Agreement.

     3.4 DEMONSTRATION UNITS OF PLAYSTATION HARDWARE. Notwithstanding other provisions of this Agreement and Exhibits A and B, Sony agrees to provide to Licensee [***] units of PlayStation Hardware at the then current price as determined in Exhibit B on the date of delivery of such units provided that no later than October 1, 1996 Licensee takes delivery of same. Payment for such units shall not be due and payable until December 31, 1996, at which time payment shall be due and payable in full. The units of PlayStation Hardware provided to Licensee in this Section shall be used by Licensee for demonstration purposes only in order for Licensee to demonstrate the Licensed Products and PlayStation Hardware to the School Market on a limited trial basis. Licensee will provide to Sony a written accounting of the use of these demonstration systems in a manner to be agreed upon mutually by Licensee and Sony.

4.   COMPENSATION FOR PLAYSTATION HARDWARE AND LICENSED PRODUCTS.

     4.1 CONSIDERATION FOR PLAYSTATION HARDWARE AND LICENSED PRODUCTS. The nonrefundable amount to be paid by Licensee (the "Nonrefundable Payment") [***] shall be as set forth in Exhibit B. [***] All Nonrefundable Payments due hereunder shall be made in United States currency drawn on a United States bank, unless otherwise specified between the parties.

     4.2 ORDER AND PAYMENT TERMS FOR PLAYSTATION HARDWARE AND LICENSED PRODUCTS. Licensee shall issue to Sony written purchase order(s) in accordance with the Terms and Conditions. Such orders shall reference this Agreement, specify the number of units of PlayStation hardware ordered and state the requested delivery date, which shall be at least three to six months from the date of order. Licensee shall provide Sony with a purchase order for each order placed.

     4.3 NO DEDUCTIONS FROM NONREFUNDABLE PAYMENT. No costs incurred in the development, manufacture, marketing, sale, and/or distribution of the PlayStation Hardware and Licensed Products shall be deducted from any Nonrefundable Payments payable to Sony hereunder.

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Similarly, there shall be no deduction from the Nonrefundable Payments otherwise owed to Sony hereunder as a result of any uncollectible accounts owed to Licensee, or for any credits, discounts, royalties, allowances or returns which Licensee may credit or otherwise grant to any third party, or for any taxes, fees, assessments, or expenses of any kind which may be incurred by Licensee in connection with its sale and/or distribution of any units of the PlayStation Hardware and/or Licensed Products and/or arising with respect to the payment of any Nonrefundable Payment hereunder. In addition to the Nonrefundable Payments provided to Sony hereunder, Licensee shall be solely responsible for and bear any cost relating to any withholding taxes or other assessments which may be imposed by any governmental authority or any other U.S. or foreign federal, state or local sales or value-added tax, use or excise tax, customs duties or other similar taxes or duties, which Sony may be required to collect or pay. Licensee shall be solely responsible for the payment or reimbursement of any such taxes, fees, and other such charges or assessments applicable to the payment by Licensee of any such Nonrefundable Payment. In addition, Licensee shall pay all personal property taxes or similar charges, however imposed, on the ownership, use and possession of the PlayStation Hardware and Licensed Products during the term of the License Agreement. The receipt or acceptance by Sony of any Nonrefundable Payment made shall not prevent Sony, or its agent, from subsequently challenging the validity or accuracy of such payment within four years of invoice.

     4.4. Minimum Order Quantity Cap. Licensee shall purchase and have delivered the minimum number of units set forth in the Term Schedule for calendar year 1996. Licensee shall also be required to meet a minimum order quantity requirement for subsequent calendar years of the term, which shall be [***] of the number of units forecasted for such calendar year based on the forecast provided to Sony by Licensee in October of the preceding calendar year. Failure of Licensee to place orders for the minimum number of units shall subject Licensee to the termination provisions of Section 14.2.

5. Limitations on Licenses; Reservation of Rights.

     5.1. Reverse Engineering Prohibited. Licensee hereby agrees not to disassemble, peel semiconductor components, decompile, or otherwise reverse engineer or attempt to reverse engineer or derive source code from, all or any portion of the Sony Materials (whether or not all or any portion of the Sony Materials are integrated with the Licensee Software), or permit or encourage any third party to do so, or use or acquire any materials from any third party who does so. Licensee shall not use, modify, reproduce, sublicense, distribute, create derivative works from, or otherwise provide to third parties, the Sony Materials, in whole or in part, other than as expressly permitted by this License Agreement. Licensee shall be required in all cases to make payments in accordance with Section 4 hereto to Sony on any of Licensee's products utilizing Sony Materials or which are in any way derived from the disassembly, decompilation, reverse engineering of, or use of source code derived from, the Sony Materials.

     5.2 Limitations on Distribution.

         5.2.1 Limitations on Channel of Distribution. Licensee agrees that the rights granted herein from Sony to Licensee are granted for the School Market only. No publication, marketing, distribution or sale of PlayStation Hardware or Licensed Products, directly or indirectly, may be made or solicited by Licensee under this License Agreement to third parties in the retail channel or to distributors, agents, representatives or other third parties who sell to the retail channel, and Licensee agrees that it will not knowingly sell the PlayStation Hardware or Licensed Products to any persons who may resell them outside the School Market. Sales to distributors, agents, representatives and/or any other third parties shall be subject to Sony's prior written approval in its sole discretion. In the event that Licensee desires to publish, market, distribute and/or sell the Licensed Products outside of the School Market, it must negotiate a separate agreement with Sony for such rights, and Sony shall have a right of first refusal for any distribution,

                                                                    CONFIDENTIAL

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
publication, marketing or sale of such Licensed Products. Licensee agrees that, in the event that units of the PlayStation Hardware or Licensed Products are returned to Sony, either directly from a consumer or through a retail distributor or retailer, it will reimburse Sony for either the full amount of compensation for such unit as set forth in Exhibit B or the amount of compensation paid by Sony to such retailer for the returned unit, whichever is less.

          5.2.2 LIMITATIONS ON LICENSED TERRITORY. Notwithstanding any other provisions in this License Agreement, Licensee shall not, directly or indirectly, solicit orders from and/or sell any units of the Licensed Products to any person or entity outside of the Licensed Territory, and Licensee further agrees that it shall not directly or indirectly solicit orders for and/or sell any units of the Licensed Products in any situation where Licensee reasonably should know that such Licensed Products will be exported or resold outside of the Licensed Territory.

          5.2.3 LIMITATIONS ON IN-SCHOOL VS. IN-HOME DISTRIBUTION. Licensee agrees that the ratio of units of PlayStation hardware distributed to schools for school use vs. units of PlayStation Hardware distributed to students for home use shall be less than 1 to 5.

     5.3 CHANGES TO LICENSED TERRITORY. The licenses granted in Section 2 of this License Agreement may only be exercised by Licensee in the Licensed Territory. Sony shall have the right to delete, and intends to delete any country or countries from the Licensed Territory if, in Sony's reasonable judgment, the laws or enforcement of such laws in such country or countries do not protect Sony's Intellectual Property Rights. In the event a country is deleted from the Licensed Territory, Sony shall deliver to Licensee a notice stating the number of days within which Licensee shall cease exercising such licenses in the deleted country or countries. Licensee agrees to cease exercising such licenses, directly or through subcontractors, in such deleted country or countries, by the end of the period stated in such notice.

     5.4 LIMITATION ON LICENSED TRADEMARKS. The Licensed Trademarks shall be subject to the Guidelines set forth in Exhibit C hereto. Nothing contained in the Term Schedule or this License Agreement shall in any way grant Licensee the right to use the trademark "Sony" in any manner as a trademark, trade name, service mark or logo other than as expressly permitted by Sony. Sony may amend the above Licensed Trademarks upon reasonable notice to Licensee. Licensee will have no right to or interest in any trademarks or trade names owned, used or claimed now or in the future by Sony Computer Entertainment America, Sony Interactive Entertainment Inc., Sony Corporation of America, Sony Computer Entertainment Inc. or Sony Corporation (Japan) and their affiliates or licensors.

     5.5 RESERVATION OF SONY'S RIGHTS. The licenses granted in this License Agreement extend only to development, marketing, distribution and sale of Licensed Products for the School Market for use on the PlayStation Game Console, in such format as may be designated by Sony. Without limiting the generality of the foregoing, Licensee shall not have the right to distribute or transmit the Executable Software or the Licensed Products outside the School Market (including without limitation to or through retail channels of distribution) or via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave and/or radio waves, or over a network of interconnected computers or other devices. This License Agreement does not grant any right or license, under any Intellectual Property Rights of Sony or otherwise, except as expressly provided herein, and no other right or license is to be implied by or inferred from any provision of this License Agreement or the conduct of the parties hereunder. Licensee shall not make use of any of the Sony Materials and PlayStation Game Console or any Intellectual Property Rights related to the Sony Materials and PlayStation Game Console (or any portion thereof) except as authorized by and in compliance with the provisions of this License Agreement or as may be otherwise expressly authorized in writing by Sony. No right, license or privilege has been granted to Licensee hereunder concerning the development of any collateral product or other use or purpose of any kind whatsoever which

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

displays or depicts any of the Licensed Trademarks. The use of the Licensed Products or PlayStation Hardware as a premium, promotional tie-in or for any other secondary use is not licensed hereunder.

     5.6 RESERVATION OF LICENSEE'S RIGHTS. Licensee retains all rights, title and interest in and to the Licensee Software, including without limitation, Licensee's Intellectual Property Rights therein, and nothing in this Agreement shall be construed to restrict the right of Licensee to develop products incorporating the Licensee Software (separate and apart from the Sony Materials) for any hardware platform or service other than the PlayStation Game Console.

6.   QUALITY STANDARDS FOR THE LICENSED PRODUCTS.

     6.1 QUALITY ASSURANCE OF PRODUCT PROPOSAL. The Licensed Products, including, without limitation, the contents and title of each of the Licensed Products, and/or Licensee's use of any of the Licensed Trademarks, shall be subject to Sony's prior written approval, which shall be within Sony's sole discretion as to acceptable standards of quality. Before Licensee commences programming of the Licensee Software for each of the Licensed Products, Licensee shall submit to Sony, for Sony's written approval or disapproval, a written proposal (the "Product Proposal") setting forth (i) the description of the proposed Licensed Product, including the proposed title and story line,
(ii) a description of any licensed rights of third parties to be used by Licensee, (iii) a description of the user interface characteristics, (iv) a description of any multiple PlayStation Game Console options, (v) the development team profile, (vi) a description of any special hardware/software requirements, (vii) the scheduled and/or anticipated delivery dates with respect to any deliverable items and/or release dates with respect to the proposed Licensed Product, and (viii) any additional information that Sony may deem to be useful in evaluating the proposed Licensed Product. In the event that Sony rejects such Product Proposal, Sony shall have the right in its sole discretion to request Licensee to make revisions or modifications to such proposal, and any such changes shall be made at Licensee's cost. Licensee shall notify Sony promptly in writing in the event of any material proposed change in any portion of the Product Proposal and shall, from time to time at the request of Sony for quality assurance purposes, submit work-in-progress on the Licensed Product during the development process, in a medium designated by Sony, for Sony's approval. Sony shall have the right, from time-to-time with appropriate notice to Licensee, to limit the number of proposed Licensed Products that Licensee may submit to Sony for review and approval or disapproval, during any twelve (12) month period following the effective date of this Agreement. Licensee agrees that all Licensed Products will be of high quality and shall be designed (if an original title for the PlayStation Game Console) or modified (if a pre-existing title) to substantially utilize the particular capabilities of the Sony Materials and the PlayStation Game Console.

     6.2 APPROVAL OF EXECUTABLE SOFTWARE. Following Sony's written approval of the Product Proposal, Licensee shall on or before the date specified in the Product Proposal, deliver to Sony for its inspection and evaluation, a prototype of the Executable Software for the proposed Licensed Product. Such prototype shall be in the format prescribed by Sony. Sony will evaluate such prototype Executable Software and notify Licensee in writing of its approval or disapproval of such Executable Software. If such Executable Software is disapproved, Sony shall specify the reasons for such disapproval and state what corrections and/or improvements are necessary. After making the necessary corrections and/or improvements, Licensee may submit a new prototype for approval or disapproval by Sony. No approval by Sony of any element of the Executable Software shall be deemed an approval of any other element of the Licensed Product, nor shall any such approval be deemed to constitute a waiver of any of Sony's rights under this Agreement.

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     6.3  APPROVAL OF PACKAGING AND ARTWORK. For each proposed Licensed
Product, Licensee shall be responsible, at Licensee's expense, for developing all artwork and mechanicals ("Artwork") set forth on the Packaging, and all instructional manuals, liners and other user materials ("Inserts") inserted into the Packaging (Artwork and Inserts herein collectively referred to as "Printed Materials"). All Printed Materials shall comply with the requirements of the Sony Guidelines (hereinafter "Guidelines") to be provided to Licensee subsequent to the execution of this License Agreement, and as may be amended from time to time by Sony. At the time prototype Executable Software for a proposed Licensed Product is submitted to Sony for inspection and evaluation, Licensee shall also deliver to Sony, for review and evaluation, the proposed final Printed Materials for such proposed Licensed Product, and a form of limited warranty for the proposed Licensed Product. Licensee agrees that the quality of such Printed Materials shall be of the same quality as that associated with high quality consumer products. If any of the Printed Materials are disapproved, Sony shall specify the reasons for such disapproval and state what corrections are necessary. After making the necessary corrections to the disapproved Printed Materials, Licensee may submit new proposed Printed Materials for approval by Sony. Sony shall not unreasonably withhold its approval of the proposed Printed Materials submitted for review by Licensee. No approval by Sony of any element of the Printed Materials shall be deemed an approval of any other element of the Licensed Product, nor shall any such approval be deemed to constitute a waiver of any of Sony's rights under this Agreement.

     6.4 ADVERTISING MATERIALS. Pre-production samples of the advertising, merchandising, promotional, and display materials of or concerning the Licensed Products (collectively referred to hereinafter as the "Advertising Materials") shall be submitted by Licensee to Sony, free of cost, for Sony's evaluation and approval as to quality, style, appearance, usage of any of the Licensed Trademarks, and appropriate reference of the notices, prior to any actual production, use, or distribution of any such items by Licensee or in its behalf. No such proposed Advertising Materials shall be produced, used, or distributed directly or indirectly by Licensee without first obtaining the written approval of Sony. Subject in each instance to the prior written approval of Sony, Licensee may use such textual and/or pictorial advertising matter (if any) as may be created by Sony or in its behalf pertaining to the Sony Materials and/or to the Licensed Trademarks on such promotional and advertising materials as may, in Licensee's judgment, promote the sale of the Licensed Products within the Licensed Territory. Sony shall have the right to use the Licensed Products in any advertising or promotion for PlayStation Game Console at Sony's expense, subject to giving Licensee reasonable prior notice of such advertisement or promotion. Sony shall confer with Licensee regarding the text of any such advertisement. If required by Sony and/or any governmental entity, Licensee shall include, at Licensee's cost and expense, the required consumer advisory rating code(s) on any and all marketing and advertising materials used in connection with the Licensed Product, which shall be procured in accordance with the provisions of Section 6.5 below.

     6.5 LABELING REQUIREMENTS. Sony reserves the right to affix or have affixed to all units of PlayStation Hardware, Executable Software and all Printed Materials for each unit of the Licensed Products a conspicuous, legible and irremovable notice to be specified in a template which will be provided to Licensee subsequent to the execution of this License Agreement, which template may be amended from time to time by Sony during the term of this License Agreement. Such template shall specify that such units of PlayStation Hardware and Licensed Products are for educational use only and not for resale to the retail market. Licensee agrees that, if required by Sony or any governmental entity, it shall submit each Licensed Product to a consumer advisory ratings system designated by Sony and/or such governmental entity for the purpose of obtaining rating code(s) for each Licensed Product. Any and all costs and expenses incurred in connection with obtaining such rating code(s) shall be borne solely by Licensee. Any required consumer advisory rating code(s) procured hereby shall be displayed on the Licensed Product and the associated Printed Materials in accordance with the Guidelines, at Licensee's cost and expense.

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     6.6  STANDARDS FOR LICENSED PRODUCTS IN SCHOOL MARKET. Because of the
inherent differences between educational software and game software, Sony and Licensee acknowledge that different or additional quality standards and requirements may be necessary for distribution of Licensed Products to the School Market. Therefore, both Sony and Licensee shall meet to discuss the standards set forth in this Section 6 and to decide whether any such different or additional quality standards should apply for Licensed Products distributed in the School Market. Notwithstanding the foregoing, Sony reserves the right in its sole discretion to determine, and require Licensee to meet, any and all standards with respect to the quality and content of the Licensed Products.

7.   MANUFACTURE OF THE LICENSED PRODUCTS.

     7.1  MANUFACTURE BY SONY.

          7.1.1 APPOINTMENT OF SONY AS [***] MANUFACTURER OF DISCS. Licensee hereby appoints Sony, and Sony hereby accepts such appointment, as the [***] manufacturer of all Discs of the Licensed Products. Licensee acknowledges and agrees that it shall purchase from Sony [***] percent of its requirements for finished Discs of the Licensed Products during the term of the Agreement. Licensee shall also have the option, in its discretion, of appointing Sony as the [***] manufacturer of Packaging and/or Printed Materials, subject to
Section 7.1.3 below. Sony shall provide to Licensee written specifications setting forth terms relating to the manufacturing of Licensed Products, Packaging and their component parts ("Specifications") subsequent to execution of this Agreement, which may be amended from time to time upon reasonable notice to Licensee. Sony shall have the right, but no obligation, to subcontract any phase of production of any or all of the Discs, the Packaging or any part thereof.

          7.1.2 CREATION OF MASTER CD-ROM. Following approval by Sony of each Licensed Product pursuant to Section 6.2, Licensee shall provide Sony with two
(2) copies (in the form of CD write-once discs or such other form as may be requested by Sony in the Specifications) of the pre-production Executable Software for the original master Disc (the "Master CD-ROM") from which all other copies of the Disc are to be replicated. Promptly following such receipt of such samples, Sony shall create the Master CD-ROM from one (1) such sample of the pre-production Disc in compliance with specifications effective at the time of replication. Licensee shall be responsible for the costs, as set forth in the Specifications, of creating such Master CD-ROM. In order to insure against loss or damage to the copies of the Executable Software furnished to Sony, Licensee will retain duplicates of all such Executable Software. Sony shall not be liable for loss of or damage to any copies of the Executable Software.

          7.1.3 DELIVERY OF PRINTED MATERIALS. Licensee may, at its option, shall deliver the film for all Printed Materials to Sony or at Sony's option to Sony's designated manufacturing facility in accordance with the Specifications, at Licensee's sole risk and expense. In the event that Licensee elects to be responsible for manufacturing the Printed Materials and/or Packaging (at its sole cost and expense) and subject to Section 7.1.4 with respect to assembly, Licensee shall deliver such Printed Materials and/or Packaging to Sony, in the minimum order quantities set forth in Section 7.2.2 below.

          7.1.4 MANUFACTURE OF UNITS. Upon approval, pursuant to Section 6, of such pre-production samples of the Executable Software for the Master CD-ROM and the associated Printed Materials, Sony will, in accordance with the terms and conditions set forth in this Section 7, and at Licensee's expense (a) manufacture Discs of the Licensed Product for Licensee; (b) manufacture Licensee's Printed Materials (subject to Licensee's right to manufacture its own Printed Materials at Licensee's sole cost and expense); and (c) package the Discs with the Printed Materials (subject to Licensee's right to manufacture its own Packaging at Licensee's sole cost and expense). Licensee shall have the option of assembling the Discs, Packaging and Printed Materials at its sole cost and



                                      -9-                           CONFIDENTIAL


* CONFIDENTIAL TREATMENT REQUESTED
expense, in which case it will purchase the Discs and, at its option, the Packaging and Printed Materials from Sony in accordance with pricing set forth in the Specifications, subject to the limitations set forth in Section 7.2.1.

     7.2  PRICE, PAYMENT AND TERMS FOR MANUFACTURE OF LICENSED PRODUCTS.

          7.2.1 PRICE. The applicable price for manufacture of any units of the Licensed Products ordered hereunder shall be determined by Sony and provided to Licensee in the Specifications prior to manufacture of the Licensed Products. Purchase price(s) shall be stated in United States dollars and are subject to change by Sony at any time upon reasonable notice to Licensee; provided, however, the applicable price shall not be changed with respect to any units of the Licensed Products which are the subject of an effective purchase order but which have not yet been delivered by Sony at the designated F.O.B. point. Prices for the finished units of the Licensed Products are exclusive of any foreign or U.S. federal, state, or local sales or value-added tax, use, excise, customs duties or other similar taxes or duties, which Sony may be required to collect or pay as a consequence of the sale or delivery of any units of the Licensed Products to Licensee. Licensee shall be solely responsible for the payment or reimbursement of any such taxes, fees, and other such charges or assessments applicable to the sale and/or purchase of any finished units of any of the Licensed Products.

          7.2.2 ORDERS. Licensee shall issue to Sony written purchase order(s) in accordance with the Specifications. Such orders shall reference this Agreement, give Licensee authorization number, specify quantities by Licensed Product, state requested delivery date and all packaging information and be submitted on or with an order form to be provided in the Specifications. All purchase orders shall be subject to acceptance by Sony. Licensee shall issue to Sony, for each of the Licensed Products approved by Sony pursuant to Section 6.1, a non-cancelable Purchase Order for at least [***] units of such Licensed Product. In the event that Sony manufactures the Printed Materials for the Licensee pursuant to Section 7.1.3 above, Licensee may, at Licensee's option, allow Sony to purchase an additional [***] of such Printed Materials at Licensee's expense in anticipation of reorders. Licensee agrees that such Printed Materials will be stored by Sony for a period of no more than ninety
(90) days. Licensee may order additional units of any such Licensed Products in the minimum reorder quantity of [***] units per order, provided that reorder quantities may be less than [***] in Sony's sole discretion, in the event that either (i) Sony has additional quantities of Printed Materials in stock with respect to any such Licensed Product, or (ii) Licensee agrees to provide its own Printed Materials in accordance with Section 7.1.3 above. Licensee shall have no right to cancel or reschedule any Purchase Order (or any portion thereof) for any of the Licensed Products unless the parties shall first have reached mutual agreement as to Licensee's financial liability with respect to any desired cancellation or rescheduling of any such Purchase Order (or any portion thereof).

          7.2.3 PAYMENT TERMS. Sony shall use good faith efforts to establish a line of credit for Licensee. In the event that an order or orders placed by Licensee exceed Licensee's line of credit or Licensee fails to pay on time or otherwise fails to meet Sony's credit requirements, Sony shall have the right to require Licensee, at any time with respect to such purchase order or orders, to provide Sony with a suitable letter of credit, letter of guarantee or an equivalent, each of which must be acceptable to Sony. Where credit is extended, all orders must be entered and cleared by the Credit Department before they are considered valid orders. Orders will be invoiced upon shipment. Each invoice will be paid in full within thirty (30) days of the date of the invoice. Upon notice by Sony, Licensee will furnish Sony such financial information as Sony may reasonably request for credit approval. If credit is extended, Sony reserves the right to establish credit limits for Licensee which may be modified from time to time at Sony's sole discretion. Sony may, in its sole discretion, cancel any order at any time or delay shipment of Licensed Products if Customer fails to meet credit requirements established by Sony, or if Licensee exceeds its line of credit and

                                      -10-                          CONFIDENTIAL


                       *CONFIDENTIAL TREATMENT REQUESTED
fails to provide Sony with a suitable letter of credit, letter of guarantee or acceptable equivalent. No other deduction may be made from remittances unless an approved credit memo has been issued by Sony. No claim for credit due to shortage or breakage will be allowed unless it is made within seven (7) days from the date of shipment. Each shipment of Licensed Products to Licensee shall constitute a separate sale obligating Licensee to pay therefore, whether said shipment be whole or partial fulfillment of any order. All sums owed or otherwise payable to Sony under this Section 7 shall bear interest at the rate of one and one-half (1-1/2%) percent per month, or such lower rate as may be the maximum rate permitted under applicable law, from the date upon which payment of the same shall first become due up to and including the date of payment thereof whether before or after judgment. Licensee shall be additionally liable for all of Sony's costs and expenses of collection, including, without limitation, reasonable fees for attorneys and court costs. Notwithstanding the foregoing, such specified rate of interest shall not excuse or be construed as a waiver of Licensee's obligation to timely provide any and all payments owed to Sony hereunder.

     7.3 DELIVERY OF LICENSED PRODUCTS. Sony shall have no obligation to store completed units of Licensed Products. Delivery of Licensed Products shall be in accordance with the Specifications. Title, risk of loss, or damage in transit to any and all Licensed Products manufactured by Sony pursuant to Licensee's orders shall vest in Licensee immediately upon delivery to the carrier.

     7.4 TECHNOLOGY EXCHANGE AND QUALITY ASSURANCE. There will be no technology exchange between Sony and Licensee under this Agreement. Due to the proprietary nature of the mastering process, Sony will not under any circumstances release any master discs or other in-process materials to the Licensee. All such physical master discs, stampers, etc. shall be and remain the sole property of Sony.

     7.5 INSPECTION AND ACCEPTANCE. Licensee may inspect and test any units of the Licensed Products at Licensee's receiving destination. Any finished units of the Licensed Products which fail to conform to the Specifications and/or any descriptions contained in this Agreement may be rejected by Licensee by providing written notice thereof to Sony within thirty (30) days of receipt of such units of the Licensed Products at Licensee's receiving destination. In such event, the provisions of Section 11.4 regarding Sony's warranty of the units shall apply with respect to any such rejected units of the Licensed Products. Notwithstanding the provisions of Section 11.4.1 hereto, if Licensee fails to properly reject any units of the Licensed Products within such thirty (30) day period, such Licensed Product units shall be deemed accepted by Licensee and may not be subsequently rejected.

8.   MARKETING AND DISTRIBUTION.

     8.1 GENERAL. In accordance with the provisions of this License Agreement, Licensee shall, at no expense to Sony, diligently market, sell and distribute the Licensed Products in the School Market, and shall use its reasonable best efforts to stimulate demand for such Licensed Products in such School Market in the Licensed Territory and to supply any resulting demand. Licensee shall use its reasonable best efforts to protect the Licensed Products from and against illegal reproduction and/or copying by end users or by any other persons or entities. Such methods of protection may include, without limitation, markings or insignia providing identification of authenticity and packaging seals. Subject to availability, Licensee shall sell to Sony quantities of the Licensed Products at as low a price and on terms as favorable as Licensee sells similar quantities of the Licensed Products to the School Market; provided, however, Sony shall not directly or indirectly resell any such units of the Licensed Products within or outside of the Licensed Territory without Licensee's prior written consent.

     8.2 MARKET RESEARCH MODEL. Both parties acknowledge and agree that it is their intent to review the results of the distribution of PlayStation Hardware and Licensed Products for market


                                      -11-                          CONFIDENTIAL
research purposes. Sony and Licensee will jointly agree on an acceptable methodology for any research of the PlayStation Hardware usage in homes and schools. Licensee will provide Sony with any market information which Sony reasonably requests and which is not deemed to be confidential or sensitive to the School Market.

9.   REPRESENTATIONS AND WARRANTIES.

     9.1 REPRESENTATIONS AND WARRANTIES OF SONY. Sony represents and warrants solely for the benefit of Licensee that Sony has the right, power and authority to enter into this License Agreement and to fully perform its obligations hereunder.

     9.2 REPRESENTATIONS AND WARRANTIES OF LICENSEE. Licensee represents and warrants that: (i) there is no threatened or pending action, suit, claim or proceeding alleging that the use by Licensee of all or any part of the Licensee Software or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Licensed Products infringes or otherwise violates any Intellectual Property Right or other right or interest of any kind whatsoever of any third party, or otherwise contesting any right, title or interest of Licensee in or to the Licensee Software or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Licensed Products; (ii) Licensee has the right, power and authority to enter into this License Agreement and to fully perform its obligations hereunder; (iii) the making of this License Agreement by Licensee does not violate any separate agreement, rights or obligations existing between Licensee and any other person or entity, and, throughout the term of this License Agreement, Licensee shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this License Agreement; (iv) Licensee shall not make any representation or give any warranty to any person or entity expressly or impliedly on Sony's behalf, or to the effect that the Licensed Products are connected in any way with Sony (other than that the Licensed Products have been developed, marketed, manufactured, sold, and/or distributed under license from Sony), (v) the Executable Software shall be distributed by Licensee solely in object code form; (vi) each of the Licensed Products shall be marketed, sold, and distributed solely to the School Market and in an ethical manner and in accordance with all applicable laws and regulations; and (vii) Licensee's policies and practices with respect to the marketing, sale, and/or distribution of the Licensed Products shall in no manner reflect adversely upon the name, reputation or goodwill of Sony.

10.  INDEMNITIES; LIMITED LIABILITY.

     10.1 INDEMNIFICATION BY SONY. Sony shall indemnify and hold Licensee harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim which result from or are in connection with a breach of any of the warranties provided by Sony herein; provided, however, that Licensee shall give prompt written notice to Sony of the assertion of any such claim, and provided, further, that Sony shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of Licensee to participate in any such action or proceeding at its own expense with counsel of its own choosing. Sony shall have the exclusive right, at its discretion, to commence and prosecute at its own expense any lawsuit or to take such other action with respect to such matters as shall be deemed appropriate by Sony. Licensee agrees to provide Sony, at no expense to Licensee, reasonable assistance and cooperation concerning any such matter; and Licensee shall not agree to the settlement of any such claim, action or proceeding without Sony's prior written consent.

     10.2 INDEMNIFICATION BY LICENSEE. Licensee shall indemnify and hold Sony harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs



                                      -12-                      CONFIDENTIAL
incurred in the settlement or avoidance of any such claim, which result from or are in connection with (i) a breach of any of the representations or warranties provided by Licensee herein, including without limitation claims resulting from Licensee's failure to timely pay any withholding taxes or other assessments as set forth in Section 4 or 7.2 hereto or any breach of Licensee's confidentiality obligations as set forth in Section 13 hereto; or (ii) any claim of infringement or alleged infringement of any third party's
Intellectual Property Rights with respect to the Licensee Software; or (iii) any claims of or in connection with any bodily injury (including death) or property damage, by whomsoever such claim is made, arising out of, in whole or in part, the development, manufacture, sale, marketing and/or use of the Licensed Products manufactured by Sony hereunder or any sale and/or use of any of the PlayStation Hardware hereunder, unless due to the negligence of Sony in performing any of the specific duties and/or providing any of the specific manufacturing services required of it hereunder; provided, however, that Sony shall give prompt written notice to Licensee of the assertion of any such claim, and provided, further, that Licensee shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of Sony to participate in any such action or proceeding at its own expense with counsel of its own choosing. Licensee shall have the exclusive right, at its discretion, to commence and/or prosecute at its own expense any lawsuit or to take such other action with respect to such matter as shall be deemed appropriate by Licensee. Sony shall provide Licensee, at no expense to Sony, reasonable assistance and cooperation concerning any such matter. If Sony is joined as a party to any lawsuit initiated by or against Licensee, Licensee shall indemnify and hold Sony harmless from and against all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys and court costs, incurred in connection with any such lawsuit. Sony shall not agree to the settlement of any such claim, action or proceeding without Licensee's prior written consent.

     10.3 LIMITATION OF LIABILITY; LICENSEE'S OBLIGATIONS.

          10.3.1 LIMITATION OF SONY'S LIABILITY. IN NO EVENT SHALL SONY OR ITS AFFILIATES, SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR PROSPECTIVE PROFITS, OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT BY SONY, THE MANUFACTURE OF THE LICENSED PRODUCTS AND THE USE OF THE LICENSED PRODUCTS AND/OR THE PLAYSTATION HARDWARE BY LICENSEE OR ANY END-USER, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, THE ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OR BUSINESS REPUTATION OR GOODWILL, COST OF CAPITAL, PRODUCT LIABILITY OR OTHERWISE. IT IS THE RESPONSIBILITY OF LICENSEE TO REVIEW THE ACCURACY OF THE DATA ON THE UNITS MANUFACTURED BY SONY FOR LICENSEE. IN NO EVENT SHALL SONY'S LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR DIRECT DAMAGES, AND INCLUDING WITHOUT LIMITATION ANY LIABILITY UNDER SECTION 10.1 AND ANY WARRANTY IN SECTION 10.4 HERETO, EXCEED THE TOTAL AMOUNT PAID BY LICENSEE TO SONY UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER SONY, NOR ANY AFFILIATE, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BEAR ANY RISK, OR HAVE ANY RESPONSIBILITY OR LIABILITY, OF ANY KIND TO LICENSEE OR TO ANY THIRD PARTIES WITH RESPECT TO THE QUALITY AND/OR PERFORMANCE OF ANY PORTION OF THE SONY MATERIALS OR THE LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE OPERATION OR PERFORMANCE OF ANY OF THE LICENSED PRODUCTS.

          10.3.2 LIMITATION OF LICENSEE'S LIABILITY. IN NO EVENT SHALL LICENSEE BE LIABLE TO SONY FOR ANY PROSPECTIVE PROFITS, OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH (i) THIS LICENSE AGREEMENT, (ii) THE USE OR DISTRIBUTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LICENSE AGREEMENT OF ANY OBJECT CODE PROVIDED BY SONY, IN WHOLE OR IN PART, OR ANY LICENSEE SOFTWARE BY LICENSEE OR ANY THIRD PARTY, IN WHOLE OR IN PART, WHETHER


                                      -13-
                                                                    CONFIDENTIAL

UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE, PROVIDED THAT LICENSEE EXPRESSLY AGREES THAT SUCH LIMITATIONS SHALL NOT APPLY TO DAMAGES RESULTING FROM LICENSEE'S BREACH OF SECTIONS 2, 5, 10.2, 11.2, OR 13 OF THIS AGREEMENT, AND PROVIDED FURTHER THAT SUCH LIMITATIONS SHALL NOT APPLY TO AMOUNTS WHICH LICENSEE MAY BE REQUIRED TO PAY TO THIRD PARTIES UNDER SECTIONS 10.2 OR 16.9.

          10.3.3 LICENSEE'S OBLIGATIONS. If at any time or times subsequent to the approval of the Executable Software pursuant to Section 6.2, Sony identifies any bugs with respect to the Licensed Product or any bugs are brought to the attention of Sony, Licensee shall, at no cost to Sony, promptly correct any such bugs, to Sony's reasonable satisfaction. In the event any units of any of the Licensed Products create any risk of loss or damage to any property or injury to any person, Licensee shall immediately take effective steps, at Licensee's sole liability and expense, to recall and/or to remove such defective product units from any affected channels of distribution. Licensee shall provide all end-user support for the Licensed Products.

     10.4 WARRANTIES: DISCLAIMER OF WARRANTIES.

          10.4.1 MANUFACTURING WARRANTY. Sony warrants that the units of Licensed Product that are manufactured by Sony for Licensee pursuant to Section 7 of this Agreement shall, at time to delivery to Licensee, be free from defects in material. The sole obligation of Sony under this warranty shall be, for a period of one year from the date of shipment of such discs by Sony to Licensee, at Sony's election, either to replace, to issue credit, or to refund to Licensee the purchase price paid to Sony for any such defective discs. Such warranty is the only warranty applicable to the Licensed Product manufactured by Sony for Licensee pursuant to Section 7 of this Agreement. This warranty shall not apply to damage resulting from accident, alteration, negligence or misuse of the Licensed Products. If, during the aforesaid period, a defective disc is received by Licensee, Licensee shall notify Sony and, upon request by Sony, provide Sony with the returned disc(s) and a written description of the defect claimed. Sony shall not accept the return of any disc(s) except factory defective disc(s) (i.e., those discs that are not free from defects in material), and all such returns must be authorized by Sony in writing and in advance. All discs for which return is authorized will be sent to a place designated by Sony at Sony's expense. If the defect did not arise from causes placing liability on Sony under the above warranty, Licensee shall reimburse Sony for expenses incurred in shipping, processing and analyzing the discs. Sony's judgment as to the origin of the defect shall be final and binding.

          10.4.2 DISCLAIMER OF WARRANTY. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH ABOVE, NEITHER SONY NOR ITS AFFILIATES AND SUPPLIERS MAKE, NOR DOES LICENSEE RECEIVE, ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY REGARDING THE SONY MATERIALS AND THE PLAYSTATION GAME CONSOLE AND/OR THE UNITS OF THE LICENSED PRODUCTS MANUFACTURED HEREUNDER. SONY SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE, DIRECT OR CONSEQUENTIAL, ARISING OUT OF THE USE OR INABILITY TO USE THE UNITS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SONY AND ITS AFFILIATES AND SUPPLIERS EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION, REGARDING THE SONY MATERIALS AND THE PLAYSTATION GAME CONSOLE AND/OR THE UNITS MANUFACTURED HEREUNDER. ANY WARRANTY AGAINST INFRINGEMENT THAT MAY BE PROVIDED IN SECTION 2-312(3) OF THE UNIFORM COMMERCIAL CODE AND/OR IN ANY OTHER COMPARABLE STATUTE IS EXPRESSLY DISCLAIMED.


                                      -14-
                                                                    CONFIDENTIAL

11. COPYRIGHT, TRADEMARK AND TRADE SECRET RIGHTS.

     11.1 LICENSEE RIGHTS. The copyrights with respect to the Licensee Software (exclusive of the rights licensed from Sony hereunder) and any names or other designations used as titles for the Licensed Products are and shall be the exclusive property of Licensee or of any third party from which Licensee has been granted the license and related rights to develop and otherwise exploit any such Licensee Software or any such names or other designations.

     11.2  SONY RIGHTS.

           11.2.1. LICENSED TRADEMARKS. The Licensed Trademarks and the goodwill associated therewith are and shall be the exclusive property of Sony. Nothing herein shall give Licensee any right, title or interest in or to any of the Licensed Trademarks, other than the non-exclusive license and privilege during the term hereof to display and use the Licensed Trademarks solely in accordance with the provisions of this License Agreement. Licensee shall not do or cause to be done any act or thing contesting or in any way impairing or tending to impair any of Sony's rights, title, or interests in or to any of the Licensed Trademarks, nor shall Licensee register any trademark in its own name or in the name of any other person or entity which is similar to or is likely to be confused with any of the Licensed Trademarks. If, during the term of this Agreement, any of Sony's rights, title and/or interest in or to any or all of the Licensed Trademarks (or any portion thereof) should become for any reason whatsoever vested in Licensee by operation of law or otherwise, Licensee agrees that it shall immediately upon the earlier of Sony's request or on the termination or expiration of this Agreement, assign any and all rights, together with any goodwill associated therewith, to Sony or Sony's designee. Licensee agrees that upon any termination (for any cause) or the expiration of this Agreement it shall immediately cease to use any and all Licensed Trademarks.

           11.2.2 LICENSE OF SONY MATERIALS AND PLAYSTATION GAME CONSOLE. Subject to the rights granted by Sony to Licensee hereunder, all rights with respect to the Sony Materials and PlayStation Game Console, including without limitation, all of Sony's Intellectual Property Rights therein, are and shall be the exclusive property of Sony. Nothing herein shall give Licensee any right, title or interest in or to the Sony Materials or the PlayStation Game Console (or any portion thereof), other than the non-exclusive license and privilege during the term hereof to use the Sony Materials and PlayStation Game Console for the development of the Executable Software solely in accordance with the provisions of this License Agreement. Licensee shall not do or cause to be done any act or thing contesting or in any way impairing or tending to impair any of Sony's rights, title, and/or interests in or to the Sony
Materials or the PlayStation Game Console (or any portion thereof). If, during the term of this Agreement, any of Sony's rights, title and/or interest in or to any or all of the Equipment or Sony Materials (or any portion thereof) should become for any reason whatsoever vested in Licensee by operation of law or otherwise, Licensee agrees that it shall immediately upon the earlier of Sony's request or on the termination or expiration of this Agreement, assign any and all such rights, together with any good will associated therewith, to Sony or Sony's designee.

     11.3 EFFECT OF TERMINATION. Upon the expiration or earlier termination of this License Agreement for any reason, Licensee shall immediately cease and desist from any further use of the Licensed Trademarks and Sony Materials licensed hereunder, subject to the provisions of Section 15.3, below.

12.  COPYRIGHT, TRADEMARK AND TRADE SECRET PROTECTION.

     In the event that either Licensee or Sony discovers or otherwise becomes aware that any of the Intellectual Property Rights of the other embodied in any of the Licensed Products or the PlayStation Hardware have been or are being infringed upon by any third party, then the party with

                                      -15-                          CONFIDENTIAL
knowledge of such infringement or apparent infringement shall promptly notify the other party. Sony shall have the sole right, in its discretion, to institute and prosecute lawsuits against Third Parties for such infringement of Sony's Intellectual Property Rights. Licensee shall have the right, in its discretion, to institute and prosecute lawsuits against third persons for such infringement of Licensee's Intellectual Property Rights which are distinct from Sony's Intellectual Property Rights. If Licensee does not institute an infringement suit within thirty (30) days after Sony's written request that it do so, Sony may institute and prosecute such lawsuit. Any lawsuit shall be prosecuted solely at the cost and expense of the party bringing suit and all sums recovered in any such lawsuits, whether by judgment, settlement or otherwise, in excess of the amount of reasonable attorneys' fees and other out of pocket expenses of such suit, shall belong solely to the party bringing the suit. Upon request of the party bringing the lawsuit, the other party shall execute all papers, testify on all matters, and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. The party bringing suit shall reimburse the other party for the expenses incurred as a result of such cooperation.

13.  CONFIDENTIALITY.

     13.1 NONDISCLOSURE AGREEMENT. Licensee hereby acknowledges that the Nondisclosure Agreement dated September 28, 1995 between Sony and Licensee ("Nondisclosure Agreement") will remain in full force and effect with respect to the Confidential Information of Sony throughout the term of this Agreement. In the event of any conflict or inconsistency between the provisions of the Nondisclosure Agreement and the provisions of this Section 13, the provisions of the Nondisclosure Agreement shall control with respect to the Confidential Information of Sony.

     13.2 CONFIDENTIAL INFORMATION. For the purposes of this License Agreement, "Confidential Information" of Sony means (i) the Sony Materials and information regarding Sony's finances, business, marketing and technical plans, (ii) all documentation and information relating to the foregoing (other than documentation and information expressly intended for use by and released to end users or the general public), and (iii) any and all other information, of whatever type and in whatever medium (including without limitation all data, ideas, discoveries, developments, know-how, trade secrets, inventions, creations and improvements), that is disclosed in writing or in any other form by Sony to Licensee. "Confidential Information" of Licensee shall mean the Licensee Software as provided to Sony pursuant to this License Agreement and all documentation and information relating thereto that is disclosed in writing or in any other form by Licensee to Sony if the information is designated as (or is provided under circumstances indicating the information is) confidential or proprietary.

     13.3 PRESERVATION OF CONFIDENTIALITY; NON-DISCLOSURE. Each party ("receiving party") shall hold all Confidential Information of the other party ("disclosing party") in trust and in strict confidence for the sole benefit of the disclosing party and for the exercise of the limited rights expressly granted to the receiving party under this License Agreement. The receiving party shall take all steps necessary to preserve the confidentiality of the Confidential Information of the disclosing party, and to prevent it from falling into the public domain or into the possession of persons other than those persons to whom disclosure is authorized hereunder, including but not limited to those steps that the receiving party takes to protect the confidentiality of its own most highly confidential information. Except as may be expressly authorized by the disclosing party in writing, the receiving party shall not at any time, either before or after any termination of this License Agreement, directly or indirectly: (i) disclose any Confidential Information to any person other than an employee or subcontractor of the receiving party who needs to know or have access to such Confidential Information for the purposes of this License Agreement, and only to the extent necessary for such purposes (and with respect to any subcontractor, only in accordance with Section 16.5 below); (ii) except as otherwise provided in this License Agreement, duplicate the Confidential Information for any purpose whatsoever; (iii) use the Confidential Information for any reason or purpose other than as expressly permitted in this License Agreement; or (iv) remove any


                                      -16-                    CONFIDENTIAL
copyright notice, trademark notice and/or other proprietary legend set forth on or contained within any of the Confidential Information.

     13.4  OBLIGATIONS UPON UNAUTHORIZED DISCLOSURE.

           13.4.1 NOTICE TO DISCLOSING PARTY. If at any time the receiving party becomes aware of any unauthorized duplication, access, use, possession or knowledge of any Confidential Information, the receiving party shall immediately notify the disclosing party. The receiving party shall provide any and all reasonable assistance to the disclosing party to protect the disclosing party's proprietary rights in any Confidential Information that the receiving party or its employees or permitted subcontractors may have directly or indirectly disclosed or made available and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this License Agreement including but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith (alone or with the disclosing party) of legal action, and reimbursement for all reasonable attorneys' fees (and all related costs), costs and expenses incurred by the disclosing party to protect its proprietary rights in the Confidential Information. The receiving party shall take all reasonable steps requested by the disclosing party to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of the Confidential Information.

           13.4.2 ACCOUNTING, ETC. If Licensee violates or fails to comply with any of the terms or conditions of this Section 13 or Section 5 hereto, Sony shall be entitled to an accounting and repayment of all forms of compensation, commissions, remuneration or benefits which Licensee directly or indirectly realizes as a result of or in connection with any such violation or failure to comply. Such remedy shall be in addition to and not in limitation of any injunctive relief or other remedies to which Sony may be entitled under this Agreement or otherwise, at law or in equity.

     13.5 EXCEPTIONS. The foregoing restrictions will not apply to information to the extent that the receiving party can demonstrate such information: (i) was known to the receiving party at the time of disclosure to the receiving party by the disclosing party as shown by the files of the receiving party in existence at the time of disclosure; (ii) becomes part of information in the public domain through no fault of the receiving party; (iii) has been rightfully received from a third party authorized by the disclosing party to make such disclosure without restriction; (iv) has been approved for release by prior written authorization of the disclosing party; or (v) has been disclosed by court order or as otherwise required by law (including without limitation to the extent that disclosure may be required under Federal or state securities laws), provided that the receiving party has notified the disclosing party immediately upon learning of the possibility of any such court order or legal requirement and has given the disclosing party a reasonable opportunity (and cooperated with the disclosing party) to contest or limit the scope of such required disclosure (including application for a protective order). Information shall not be deemed known to the receiving party or publicly known for purposes of the above exceptions (A) merely because it is embraced by more general information in the prior possession of the receiving party or others, or (B) merely because it is expressed in public material in general terms not specifically the same as Confidential Information.

     13.6 CONFIDENTIALITY OF AGREEMENT. The terms and conditions of this License Agreement shall be treated as Confidential Information; provided that each party may disclose the terms and conditions of this License Agreement: (i) to legal counsel; (ii) in confidence, to accountants, banks and financing sources and their advisors; and (iii) in confidence, in connection with the enforcement of this License Agreement or rights under this License Agreement. Neither party shall disclose any of the terms of this License Agreement without the prior written permission of the other party. Notwithstanding the foregoing, Licensee shall not disclose any Confidential Information or any of the terms of this License Agreement to [***]

                                                                    CONFIDENTIAL

                       *CONFIDENTIAL TREATMENT REQUESTED
     in Licensee without Sony's prior written approval.

14.  TERM AND TERMINATION

     14.1 EFFECTIVE DATE: TERM. This License Agreement shall not be binding upon the parties until it has been signed by or on behalf of each party, in which event it shall be effective as of the date first written above (the "Effective Date") and shall last for the period set forth in the Term Schedule (the "Term").

     14.2 TERMINATION BY SONY. Sony shall have the right to terminate this License Agreement immediately, by providing written notice of such election to Licensee, upon the occurrence of any of the following events or circumstances:
(i) if Licensee breaches any of its material obligations provided for in this License Agreement and such breach is not corrected or cured within thirty (30) days after receipt of written notice of such breach; (ii) if the Developer Agreement is terminated for any reason; (iii) Licensee's failure to pay, or a statement that it is unable to pay, any amount due hereunder, or is unable to pay its debts generally as they shall become due; (iv) Licensee's filing of an application for, or consenting to, or directing the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or substantially all of Licensee's property, whether tangible or intangible, wherever located; (v) The making by Licensee of a general assignment for the benefit of creditors; (vi) The commencing by Licensee or Licensee's intention to commence a voluntary case under any applicable bankruptcy laws (as now or hereafter may be in effect); (vii) The adjudication that Licensee is a bankrupt or insolvent; (viii) The filing by Licensee or the intent to file by Licensee of a petition seeking to take advantage of any other law providing for the relief of debtors; (ix) Licensee's acquiescence to, intention to acquiesce to, or failure to have dismissed within ninety (90) days, any petition filed against it in any involuntary case under any such bankruptcy law; (x) if control of more than fifty percent (50%) of the ownership of Licensee or substantially all of Licensee's assets are transferred to any person or entity; or (xi) if, directly or indirectly, control of more than twenty-five percent (25%) of the ownership of Licensee or substantially all of Licensee's assets are transferred to any one of [***] known or unknown; (xii) if Licensee agrees to port or deliver its educational software on any other competing technology, meaning a video game system with real-time animation, video decompression, and/or 3D rendering including but not limited to products from [***]; or (xiii) Licensee fails to order the Minimum Order Quantity during any calendar year.

     14.3 PRODUCT-BY-PRODUCT TERMINATION BY SONY. In addition to the events of termination described in Section 14.2 above, Sony, as its option, shall be entitled to terminate, on a product-by-product basis, the licenses and related rights herein granted to Licensee (a) in the event that Licensee fails to notify Sony promptly in writing of any material change to any of the elements approved in Section 6.1, above; (b) if Licensee fails to provide Sony in accordance with the provisions of Section 6.2 above with the prototype Executable Software for any Licensed Product, in the format required by Sony, and which meets Sony's specifications; provided, however, Sony shall not be entitled to exercise such right of termination if Licensee's failure to provide such final Executable Software for any of the Licensed Products is directly caused by Sony's failure to timely comply with any of its material obligations expressly set forth herein.

     14.4 PAYMENTS NONREFUNDABLE. In the event of the termination of this License Agreement in accordance with any of the provisions of Section 14.2 or 14.3, above, no portion of any payments of any kind whatsoever, including without limitation any and all Nonrefundable Payments and payments of manufacturing costs, previously provided to Sony hereunder shall be owed or be

                                      -18-

                                                                    CONFIDENTIAL

*CONFIDENTIAL TREATMENT REQUESTED
repayable to Licensee.

15.  EFFECT OF EXPIRATION OR TERMINATION.

     15.1 INVENTORY STATEMENT. Within thirty (30) days of the date of expiration or the effective date of termination with respect to any or all Licensed Products, Licensee shall provide Sony with an itemized statement, certified to be accurate by an officer of Licensee, specifying the number of unsold units of the Licensed Products and PlayStation Hardware as to which such termination applies, on a title-by-title basis, which remain in its inventory and/or under its control at the time of expiration or the effective date of termination. Sony shall be entitled to conduct a physical inspection of Licensee's inventory and work in process during normal business hours in order to ascertain or verify such inventory and/or statement.

     15.2 REVERSION OF RIGHTS. If this License Agreement is terminated by Sony as a result of any breach or default by Licensee, the licenses and related rights herein granted to Licensee shall immediately revert to Sony, and Licensee shall cease and desist from any further use of the Sony Materials and any Intellectual Property Rights related to the Sony Materials, and, subject to the provisions of Section 15.3 below, Licensee shall have no further right to continue the development, marketing, sale, and/or distribution of any units of the Licensed Products or PlayStation Hardware, nor to continue to use the Licensed Trademarks.

     15.3 DISPOSAL OF UNSOLD UNITS. Provided this License Agreement is not terminated due to a breach or default by Licensee, Licensee may, upon expiration or termination of this License Agreement, sell off existing inventories of Licensed Products, on a non-exclusive basis, for a period of ninety (90) days from the date of expiration or termination of this License Agreement, and provided such inventories have not been manufactured solely or principally for sale during such period. With respect to existing inventories of PlayStation Hardware, Sony reserves the right to buy back the inventory at its then-current fair market value, to allow Licensee to sell off such inventories subject to the requirements set forth in the first sentence of this Section, or to require Licensee to destroy such inventories. Subsequent to the expiration of such ninety (90) day period, or in the event this License Agreement is terminated as a result of any breach or default by Licensee, any and all units of the Licensed Products remaining in Licensee's inventory shall be destroyed by Licensee within five (5) working days of such expiration or termination. Within five (5) working days after such destruction, Licensee shall provide Sony with an itemized statement, certified to be accurate by an officer of Licensee, indicating the number of units of the Licensed Products which have been destroyed (on a title-by-title basis), the location and date of such destruction, and the disposition of the remains of such destroyed materials.

     15.4 RETURN OF CONFIDENTIAL INFORMATION. Upon the expiration or earlier termination of this License Agreement, Licensee and Sony shall immediately deliver to the other party as the disclosing party, or if and to the extent requested by the disclosing party destroy, all Confidential Information of the other party, including any and all copies thereof, which the other party previously furnished to it in furtherance of this License Agreement, including, without limitation, any such information, knowledge, or know-how of which either party, as the receiving party, was apprised and which was reduced to tangible, machine readable or written form by such party or on its behalf at any time during the term of this License Agreement. Within five (5) working days after any such destruction, each receiving party shall provide the disclosing party with an itemized statement certified to be accurate by an officer of receiving party, indicating the number of copies of the Confidential Information which have been destroyed, the location and date of such destruction and the disposition of the remains of such destroyed materials.

     15.5 RENEWAL OR EXTENSION OF LICENSE AGREEMENT. Sony shall be under no obligation to renew or extend this License Agreement notwithstanding any actions taken by either of the parties prior to the expiration of this License Agreement. Upon the expiration of this License Agreement



                                 -19-                               CONFIDENTIAL
neither party shall be liable to the other for any damages (whether direct, consequential, or incidental, and including, without limitation, any expenditures, loss of profits, or prospective profits) sustained or arising out of or alleged to have been sustained or to have arisen out of such expiration. However, the expiration of this License Agreement shall not excuse either party from its previous breach of any of the provisions of this License Agreement or from any obligations surviving the expiration of this License Agreement, and full legal and equitable remedies shall remain available for any breach or threatened breach of this License Agreement or any obligations arising therefrom.

     15.6 TERMINATION WITHOUT PREJUDICE. The expiration or termination of this License Agreement in accordance with the provisions of Section 14, above, shall be without prejudice to any rights or remedies which one party may otherwise have against the other party.

16. MISCELLANEOUS PROVISIONS.

     16.1 NOTICES. All notices or other communications required or desired to be sent to either of the parties shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or sent by recognized international courier service (e.g., Federal Express, DHL, etc.) telex, telegram or facsimile, with charges prepaid and subject to confirmation by letter sent via registered or certified mail, postage prepaid, return receipt requested. The address for all notices or other communications required to be sent to Sony or Licensee, respectively, shall be the mailing address stated in the Term Schedule, or such other address as may be provided by written notice from one party to the other on at least ten (10) days' prior written notice. Any such notice shall be effective upon the date of receipt.

     16.2 FORCE MAJEURE. Neither Sony nor Licensee shall be liable for any loss or damage or be deemed to be in breach of this License Agreement if its failure to perform or failure to cure any of its obligations under this License Agreement results from any event or circumstance beyond its reasonable control, including, without limitation, any natural disaster, fire, flood, earthquake, or other Act of God; shortage of equipment, materials, supplies, or transportation facilities; strike or other industrial dispute; war or rebellion; or compliance with any law, regulation, or order (whether valid or invalid) of any governmental body, other than an order, requirement, or instruction arising out of Licensee's violation of any applicable law or regulation; provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within fifteen (15) working days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sums owed to Sony prior to, during, or after any such Force Majeure condition. If any of these acts or events of force majeure exceed sixty (60) continuous or cumulative days, then either party may, as its sole remedy, cancel outstanding orders to the extent not previously fulfilled by giving the other notice, and neither party will be liable to the other for damages resulting from such cancellation.

     16.3 NO PARTNERSHIP OR JOINT VENTURE. The relationship between Sony and Licensee, respectively, is that of licensee and licensor. Licensee is an independent contractor and is not the legal representative, agent, joint venturer, partner, or employee of Sony for any purpose whatsoever. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

     16.4 ASSIGNMENT. Sony has entered into this License Agreement based upon the particular reputation, capabilities and experience of Licensee and its officers, directors and employees. Accordingly, Licensee may not assign this License Agreement or any of its rights



                                      -20-                          CONFIDENTIAL
hereunder, nor delegate or otherwise transfer any of its obligations hereunder, to any third party unless the prior written consent of Sony shall first be obtained. Any attempted or purported assignment, delegation or other such transfer without the required consent of Sony shall be void and a material breach of this License Agreement. Subject to the foregoing, this License Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns. Sony shall have the right to assign any and all of its rights and obligations hereunder to any affiliate(s), including, without limitation, its obligations under Section 7 hereof.

     16.5 SUBCONTRACTORS. Licensee shall not sell, lease, assign, delegate, subcontract, sublicense or otherwise transfer or encumber all or any portion of the rights herein granted. Licensee shall have the right to employ suitable subcontractors for the purposes of assisting Licensee with the development of the Licensed Products, provided that Licensee must obtain the prior written consent of Sony. Licensee shall not disclose to any subcontractor any Confidential information of Sony (as defined herein and in the Nondisclosure Agreement), including, without limitation, any Sony Materials, unless and until Licensee shall have such subcontractor sign a written agreement containing substantially identical terms to the Nondisclosure Agreement, and the confidentiality provisions of this Agreement and shall submit a copy of such agreement to Sony. Any and all agreements between Licensee and its permitted subcontractors shall provide that Sony is a third party beneficiary of such agreements and has the full right to bring any actions against such subcontractors to comply in all respects with the terms and conditions of this License Agreement. Notwithstanding any consent which may be granted by Sony for Licensee to employ any such permitted subcontractor(s), or any such separate agreement(s) that may be entered into by Licensee with any such permitted subcontractor, Licensee shall remain fully liable for its compliance with all of the provisions of this License Agreement and for the compliance of any and all permitted subcontractors with the provisions of any agreements entered into by such subcontractors in accordance with this Section 16.5 Licensee shall cause its subcontractors to comply in all respects with the terms and conditions of this License Agreement, and hereby unconditionally guarantees all obligations of its subcontractors. Notwithstanding the foregoing, Licensee shall not subcontract any rights under this agreement to TCI (Telecommunications Inc.) or Microsoft without Sony's prior written approval.

     16.6 COMPLIANCE WITH APPLICABLE LAWS. The parties shall at all times comply with all applicable regulations and orders of their respective countries and all conventions and treaties to which their countries are a party or relating to or in any way affecting this License Agreement and the performance by the parties of this License Agreement. Each party, at its own expense, shall negotiate and obtain any approval, license or permit required in the performance of its obligations, and shall declare, record or take such steps to render this License Agreement binding, including, without limitation, the recording of this License Agreement with any appropriate governmental authorities (if required).

     16.7 GOVERNING LAW: CONSENT TO JURISDICTION. This License Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding that body of law related to choice of laws, and of the United States of America. Any action or proceeding brought to enforce the terms of this License Agreement or to adjudicate any dispute arising hereunder shall be brought in the courts of the County of New York, State of New York (if under State law) or the Southern District of New York (if under Federal law). Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of any such action and agrees that any service of process may be effected by delivery of the summons in the manner provided in the delivery of notices set forth in Section 16.1 above.

     16.8 LEGAL COSTS AND EXPENSES. In the event it is necessary for either party to retain the services of an attorney or attorneys to enforce the terms of this License Agreement or to file or defend any action arising out of this Agreement, then the prevailing party in any such action shall be entitled, in addition to any other rights and remedies available to it at law or in equity to recover.


                                      -21-
                                                                    CONFIDENTIAL
from the other party its reasonable fees for attorneys and expert witnesses, plus such court costs and expenses as may be fixed by any court of competent jurisdiction. The term "prevailing party" for the purposes of this Section shall include a defendant who has by motion, judgment, verdict or dismissal by the court, successfully defended against any claim that has been asserted against it.

     16.9 REMEDIES. Unless expressly set forth to the contrary, either party's election of any remedies provided for in this License Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative. Any breach of Sections 2, 3, 5, 6, 7.1.1, 11, and 13 of this Agreement would cause irreparable harm to Sony, the extent of which would be difficult to ascertain. Accordingly, Licensee agrees that, in addition to any other remedies to which Sony may be entitled, in the event of a breach by Licensee or any of its employees or permitted subcontractors of any such sections of this Agreement, Sony shall be entitled to the immediate issuance without bond of exparte injunctive relief enjoining any breach or threatened breach of any or all of such provisions. In addition, Licensee shall indemnify Sony for all losses, damages, liabilities, costs and expenses (including actual attorneys' fees and all related costs) which Sony may sustain or incur as a result of such breach.

     16.10 SEVERABILITY. In the event that any provision of this License Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this License Agreement, while the remainder of this License Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

     16.11 SECTIONS SURVIVING EXPIRATION OR TERMINATION. The following sections shall survive the expiration or earlier termination of this License Agreement for any reason: 4, 5, 7.2, 9.2, 10, 11, 12, 13, 14.4, 15, 16.4, 16.5, 16.7,
16.8, 16.9, and 16.10 and Exhibits A-C.

     16.12. WAIVER. No failure or delay by either party in exercising any right, power, or remedy under this License Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this License Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this License Agreement shall not be construed as a waiver of any other provision of this License Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

     16.13 MODIFICATION. No modification of any provision of this License Agreement shall be effective unless in writing and signed by both of the parties.

     16.14 HEADINGS. The section headings used in this License Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this License Agreement or any portion hereof.

     16.15 INTEGRATION. This License Agreement (together with the Term Schedule and Exhibits attached hereto) constitutes the entire agreement between Sony and Licensee and supersedes all prior or contemporaneous agreements, proposals, understandings, and communications between Sony and Licensee, whether oral or written, with respect to the subject matter hereof; provided, however, that notwithstanding anything to the contrary in the foregoing, the Nondisclosure Agreement referred to in Section 13 hereto shall remain in full force and effect.

     16.16 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

                                      -22-                         CONFIDENTIAL

     16.17 CONSTRUCTION. This License Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the parties.

     16.18 EXPORT CONTROLS. Licensee certifies that it shall not reexport, directly or indirectly, any PlayStation Hardware or Sony Materials in violation of U.S. law and regulations. Licensee shall be solely responsible for the obtaining of the compliance with any required export licenses. Licensee certifies that the Equipment and any Sony Materials will not be resold or delivered, directly or indirectly, to entities located in destinations prohibited under U.S. laws and regulations or resold or delivered, directly or indirectly, to nationals from those destinations. The prohibited destinations include Cuba, Iraq, Libya, North Korea, Yugoslavia (Serbia and Montenegro) or any other countries that are subsequently declared prohibited destinations under such laws or regulations. Prohibited sales may subject Licensee to fines and imprisonment under applicable U.S. law. Violation of this Certification will result in the termination for cause of this Agreement and all licenses granted hereunder from Sony to Licensee. In addition, Licensee shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings and registrations as may be necessary or advisable for performance of all of the terms and conditions of this Agreement, including, but not limited to, foreign exchange approvals, import and offer agent licenses, fair trade approvals and all approvals which may be required to realize the purposes of this Agreement.

IN WITNESS WHEREOF, the parties have caused this License Agreement to be duly executed as of the day and year first written above.

SONY COMPUTER                                THE LIGHTSPAN PARTNERSHIP, INC.
ENTERTAINMENT AMERICA

By: /s/ Bernard Stolar                       By: /s/ J. T. Kernan

Title: V.P. Bus. Dev.                        Title: Chairman & CEO

Date: 02-22-96                               Date: 6/30/96

NOT AN AGREEMENT UNTIL EXECUTED BY BOTH PARTIES

                                      -23-                         CONFIDENTIAL

                                   EXHIBIT A

                              TERMS AND CONDITIONS

Sony Computer Entertainment America ("Sony"), a division of Sony Interactive Entertainment Inc., does business with its Customers under the terms and conditions set forth herein. These Terms and Conditions supersede those contained in any Customer purchase order, request for quotation, acceptance or other purchasing documents concerning any PlayStation Hardware which are inconsistent with, different from or in addition to the terms and conditions stated herein.

1. APPROVAL OF ORDERS: All orders must be in writing or sent via EDI. No verbal orders will be accepted. All Customer purchase orders for PlayStation Hardware are subject to acceptance by Sony, including, if appropriate, approval by Sony's Credit Department. Any statement in a purchase order document that is not expressly approved or acknowledged in writing by Sony will not be considered a part of the agreement between the parties.

Please send orders to:    Sony Computer Entertainment America
                          Sales Service Department
                          919 East Hillsdale Boulevard, 2nd Floor
                          Foster City, CA 94404
                          Phone: (415) 655-5600
                          Fax:   (415) 655-5500

2. CREDIT: Sony shall use good faith efforts to establish a line of credit for Licensee. In the event that an order or orders placed by Licensee exceed Licensee's line of credit or Licensee fails to pay on time or otherwise fails to meet Sony's credit requirements, Sony shall have the right to require Licensee, at any time with respect to such purchase order or orders, to provide Sony with a suitable letter of credit, letter of guarantee or an equivalent, each of which must be acceptable to Sony. Where credit is extended, all orders must be entered and cleared by the Credit Department before they are considered valid orders. (Orders which require shipment to different locations shall be considered individual orders.) Upon notice by Sony, Customer will furnish Sony such financial information as Sony may reasonably request for credit approval. If credit is extended, Sony reserves the right to establish credit limits for Customer which may be modified from time to time at Sony's sole discretion. Sony may, in its sole discretion, cancel any order at any time or delay shipment of Products if Customer fails to meet credit requirements established by Sony, or if Licensee exceeds its line of credit and fails to provide Sony with a suitable letter of credit, letter of guarantee or acceptable equivalent.

     While special sales programs may be offered from time to time which include purchase discounts and/or timing extensions, only Customers that are in good standing shall be eligible to participate. The amount of credit made available and the manner in which it has been handled will affect eligibility.

3. TERMS OF SALE: Invoices will be issued and dated as of the merchandise shipment date. Although prepared daily, invoices are generally batched and mailed during the week following the week of shipment. Customers to whom Sony extends credit must pay for Products in full within forty-five (45) days from date of invoice. No Customers may make deductions or offsets of any kind from payments due Sony unless such Customer has received a written credit memorandum or other backup documentation from Sony authorizing such deduction or offset or Customer has strictly complied with all of the terms of a Sony authorized sales program. In the event that a check is returned because of insufficient funds or for any other reason, additional handling charges and fees will be assessed if the replacement payment is not received in accordance with our stipulated terms.

4. ORDER QUANTITY: All sales orders will be subject to stock availability. Only master case orders will be accepted for shipment to distribution centers.

                                      -24-                       CONFIDENTIAL

       Customer prepacks/stickering will not be accepted as a standard business practice. However, if an exception is made at Sony's sole discretion, such prepacks/stickering will require fifteen business days to process and will be subject to additional minimum quantities and handling charges.

5. FINANCE CHARGE/COSTS OF COLLECTION: A condition of credit is payment of all purchases in accordance with the terms of sale. If Customer fails to pay Sony for PlayStation Hardware when due, then, in addition to any other remedies available to Sony allowed by law for that default, Customer will pay Sony an additional monthly financing charge equal to the lesser of (a) one and one-half percent (1.5%) or (b) the maximum monthly interest rate allowed by law, of any portion of Customer's account not paid within terms stated on invoice, chargeable during each month that payment remains outstanding and Sony's reasonable expenses of collection, including but not limited to attorneys' and experts' fees and court costs. The obligation is considered past due after forty-five days (45) or in accordance with other terms stated on the invoice. Notwithstanding the foregoing, such specified rate of interest shall not excuse or be construed as a waiver of Licensee's obligation to timely provide any and all payments owed to Sony hereunder.

6. TAXES: Prices for PlayStation Hardware exclude all taxes, including but not limited to, sales, excise or use taxes. Customer shall pay all sales, use, ad valorem, excise and/or any other taxes imposed on either party by virtue of Customer's order, except for taxes based on Sony's net income. Sony will invoice Customer for any of the taxes that Sony is legally obligated to collect from Customer.

7.     PRICES AND PAYMENT: Payments should be remitted to our lock box at:

                  Sony Computer Entertainment America
                  P.O. Box 91102
                  Chicago, Illinois 60693

Current prices are available on the Sony published price sheet for all active catalog products. Sony shall have the right to change prices to Customer on any product at any time, except with respect to orders which have been accepted by Sony prior to such price modifications. Licensee shall be notified of any such price change. Sony may change the prices for PlayStation Hardware included in a previously accepted order by giving Customer prior notice. If Customer does not wish to purchase PlayStation Hardware previously ordered and accepted by Sony because of any price increase, then Customer may, as its sole remedy, cancel its purchase, to the extent not previously fulfilled, by giving Sony notice within ten (10) days of its receipt of a price change notice from Sony.

8. RESCHEDULING AND CANCELLATIONS: Requests for order rescheduling and cancellations must be in writing and received by Sony according to the following schedule:

Time Frame                                   Result
Within 30 days of delivery date              Purchase order may not be canceled or rescheduled
30-60 days from delivery date                Purchase order may not be canceled but may be rescheduled
60-90 days from delivery date                Purchase orders may be canceled and rescheduled

Orders put on hold may be canceled at the discretion of Sony.

9. DELIVERY: Requests for specific shipping dates will be honored whenever possible subject to existing circumstance, and Sony will use reasonable efforts to meet them. Regardless of the date of actual shipment, Customer will not be excused from its obligation to pay for PlayStation Hardware when shipped or from any of its other obligations hereunder. SONY SHALL NOT BE LIABLE FOR ANY DAMAGES, WHETHER INCIDENTAL, CONSEQUENTIAL OR OTHERWISE, FOR FAILURE TO FILL ORDERS, DELAYS IN DELIVERY OR ANY ERROR IN THE FILLING OF ORDERS.



                                      -25-                          CONFIDENTIAL

10. METHODS AND POINT OF DELIVERY: Unless otherwise provided by the parties, Sony will choose the carrier for shipping PlayStation Hardware. Sony's responsibility for delivery will cease when carrier signs for shipment to destination as specified. Sony may make partial shipments on Customer orders, which shipments shall constitute separate sales and may be separately invoiced and shall be paid for when due, without regards to subsequent shipments. Delay on shipment or delivery of any particular installment shall not relieve Customer of its obligation to accept the remaining installments. Regardless of the party paying freight charges, all risk of loss or damage in transit will be borne by Customer. All claims for damage to, or loss of, PlayStation Hardware must be made by Customer directly to the carrier or the insurance company (as the case my be).

11. TRANSPORTATION COSTS: Unless otherwise provided by the parties, the prices for PlayStation Hardware will include the payment by Sony of ground transportation costs but will exclude all other charges including, but not limited to, charges for insurance, customs and special packaging. Orders calling for drop shipments or other special handling will be assessed a 3% handling charge. Charges for the difference between the cost of ground transportation and the cost of any shipping method other than ground transportation will be borne by Customer.

12. CLAIMS AND ADJUSTMENT: Claims for adjustments on short or otherwise unsatisfactory merchandise due to fault of Sony must be made to Sony within fourteen (14) days of receipt of shipment. In such situations, Sony shall have the right to examine the applicable merchandise and shipping records at Customer's location. If the prices for PlayStation Hardware sold to Customer are prices which have been reduced based on Customer's representation that Customer has complied with the terms of a Sony authorized sales program and Customer fails to adequately comply with the terms thereof then, in addition to any other remedies available to Sony under this Agreement or allowed by law for that default, Sony may retroactively increase those prices to make them equal to those prevailing for the quantities of PlayStation Hardware actually purchased by Customer and Sony will invoice Customer for any resulting increase in prices.

13. RETURNS AND REPLACEMENTS: Sony will accept returns of mis-shipped or defective PlayStation Hardware for credit only with prior authorization from Sony's corporate office and receipt of a Sony Return Authorization form. The Customer should contact Sony Return Representative to obtain any additional handling instructions. Customer should request return authorization in writing or via facsimile to the address listed in the invoice. Any returns which are received by Sony without a Sony Return Authorization form will be refused and returned to Customer at Customer's expense. PlayStation Hardware returned is not to exceed quantity authorized. All returns must have freight prepaid and no C.O.D.'s will be accepted. Credit will be issued only after PlayStation Hardware is inspected and approved and will be based on Customer's cost, less a fee for repair, refurbishment, repackaging and restocking equal to 3%. Returns missing original components will be charged back on a prorated basis.

     Unauthorized Product Returns consist of PlayStation Hardware inadvertently returned or returned in error to Sony. This category also includes cut-outs which are no longer returnable, and PlayStation Hardware not originally distributed by Sony. All Unauthorized Product Returns will be scrapped and no credit will be issued unless Sony has prior written authorization to return it freight collect. Unsaleable product, including counterfeit, promotional, used or illegally imported PlayStation Hardware or empty jewel boxes and/or inserts returned to Sony will be scrapped and no credit will be issued. All opened video game software will be returned freight collect. Sony reserves the right to charge a processing fee on any of the above products received by our returns center.

     From time to time, Sony may delete certain elements of the PlayStation Hardware from its active catalog. Any such lists are printed on the Sony current price sheet within the discontinued product section. No credit will be issued for deleted product which is returned after the date specified in the heading of each list.

14. CHANGES IN PRODUCTS AND POLICIES. Sony may at any time add, change or cease

                                      -26-                         CONFIDENTIAL
making available any PlayStation Hardware without notice to Customer, and Customer shall have no claim against Sony for failure to furnish PlayStation Hardware of the model, design or type previously sold or for failure to install modification in PlayStation Hardware previously sold. In addition, Sony may at any time change its financial requirements or its warranty or service policies without incurring any liability to Customer.

15. DEFAULTS: If Customer becomes delinquent in payment obligations or other credit or financial requirements established by Sony, or if Customer is in default of any of the terms or conditions hereof or of any agreement with Sony, or if in the opinion of Sony, Customer's credit becomes impaired, Sony shall have the following rights and remedies as well as those provided by applicable law:

(a) Sony may declare all sums immediately due and payable, notwithstanding any credit terms previously in effect.

(b)  Sony may refuse any order placed by Customer.

(c)  Sony may cancel any accepted orders or delay shipment of any order.

(d) Sony may require as a condition of continuing to do business with Customer, that Customer execute a letter of credit, promissory note(s), security agreement(s), financial statement(s) and such other Instruments as Sony, in its sole discretion, deems necessary for its protection.

(e) If credit has been previously extended by Sony to Customer, and Sony elects to make additional sales to Customer, Sony may require payment on a cash-in-advance basis.

(f) In the event collection of sums due from Customer to Sony is referred to an attorney or if suit is brought to collect such sums or to enforce rights of Sony, Customer agrees to pay all costs and reasonable collection or attorney's fees incurred in any collection suit or appellate proceeding and in executing on any judgment based on Customer's obligations.

16. NON-EXCLUSIVE SALES: All sales are made to Customers on a non-exclusive basis. Further, Sony shall have the right, from time to time at its option, to supply PlayStation Hardware directly to consumers for promotional purposes.

17. LIMITED WARRANTY: The warranty cards enclosed with PlayStation Hardware state Sony's limited warranty to end users applicable to those elements of the PlayStation Hardware. If PlayStation Hardware is not accompanied by warranty cards, Sony's then current warranty applicable to those elements of the PlayStation Hardware will apply. All repairs to or replacements of PlayStation Hardware after the expiration of the applicable warranty period will be Customer's responsibility.

     EXCEPT FOR THE FOREGOING WARRANTIES, SONY HEREBY DISCLAIMS AND EXCLUDES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTY WITH REGARD TO ANY CLAIM OF INFRINGEMENT THAT MAY BE PROVIDED IN SECTION 2-312(3) OF THE UNIFORM COMMERCIAL CODE AND/OR IN ANY OTHER COMPARABLE STATE STATUTE RESPECTING PLAYSTATION HARDWARE IS EXPRESSLY EXCLUDED, SONY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT PLAYSTATION HARDWARE IS COMPATIBLE WITH ANY COMBINATION OF NON-SONY PRODUCTS USED IN CONNECTION WITH THE PLAYSTATION HARDWARE.

18. SPECIAL CONDITIONS OF SALE: Sony reserves the right to refuse to sell PlayStation Hardware to any Customer that has sold, or is currently selling promotional, bootleg, or counterfeit PlayStation Hardware or software.


                                      -27-                          CONFIDENTIAL

19. PROOF OF DELIVERY: Sony will accept requests for a proof of delivery (a "P.O.D.") request up to sixty (60) days after the invoice date. Sony reserves the right to charge Customers a service charge or handling fee for each P.O.D. requested by Customer.

20. CERTIFICATION: Customer certifies that it has read the sections entitled Limited Warranty and Limitation of Liability contained in the License Agreement and these Terms and Conditions, that they have been explicitly negotiated and that they have become part of the basis of its bargain with Sony.


                                      -28-                          CONFIDENTIAL

                                   EXHIBIT B

                                  COMPENSATION

1.  NONREFUNDABLE PAYMENT - The Nonrefundable Payment [***] shall be [***].

[2. ***

a.

b.

3. ***]


                       * CONFIDENTIAL TREATMENT REQUESTED


                                      -29-                          CONFIDENTIAL

                                   EXHIBIT C

      GUIDELINES FOR THIRD PARTY USE OF PLAYSTATION(TM) TRADEMARK & LOGOS

These guidelines are meant to assist third parties in complying with legal requirements regarding the use of the PlayStation trademark and logos. ALL PRINTED MATERIALS USING THE PLAYSTATION TRADEMARK AND LOGOS MUST BE SUBMITTED FOR PRIOR WRITTEN APPROVAL. THE FOLLOWING IS PROVIDED FOR GUIDANCE ONLY.

1.   SONY COMPUTER ENTERTAINMENT TRADEMARKS AND LOGOS

     a. Third Parties may use the PlayStation and PS logos on compatible products, documentation and advertising materials.

     b. Third Parties may not use the Sony logo or trademark in any circumstance.

2.   TRADEMARK USE

     a.   Trademarks must always be legible.

     b. Trademarks must always be used as adjectives in conjunction with the product, e.g., for use on your PlayStation game console.

     c. Trademarks must not be used in plural (e.g., PlayStations) or possessive form (e.g., PlayStation's) or as a noun (e.g., the PlayStation).

     d. Trademarks must always be given correct logo treatment, or in text, the "P" and "S" in PlayStation must be capitalized.

3.   TRADEMARK NOTICE SYMBOLS AND CREDIT LINES

     a. Use the trademark symbol (TM) unless instructed to use (R). A trademark symbol should follow all headline and prominent use of trademarks and logos, and should appear at least once, preferable the first time used, in any long copy.

          Place the trademark symbol on the right shoulder or at the foot of the trademark or logo.

          Example: PlayStation(TM)

     b. Credits should state that the product is Licensed by Sony Computer Entertainment America and that PlayStation and the PlayStation logos belong to Sony Computer Entertainment Inc.

          Example: Licensed by Sony Computer Entertainment America for use with the PlayStation game console. PlayStation and the PlayStation logos are trademarks of Sony Computer Entertainment Inc.

4.   MISUSE OF THE PLAYSTATION TRADEMARK AND LOGOS

     The PlayStation trademark and logos are valuable property rights. If you misuse them, you may be in breach of your License Agreement or you may be liable for trademark infringement, unfair competition or passing off. Please treat them properly. If you have any questions please contact the Sony Interactive Entertainment Inc. Legal and Business Affairs department.


                                      -30-
                                                                    CONFIDENTIAL

                                AMENDMENT #1 TO
                           SALE AND LICENSE AGREEMENT

     Amendment, dated as of February 6, 1997 between Sony Computer Entertainment America, a division of Sony Computer Entertainment America Inc. (formerly known as Sony Interactive Entertainment Inc.), with offices at 919 E. Hillsdale Boulevard, 2nd Floor, Foster City, CA 94404 ("Sony") and The Lightspan Partnership, Inc., with offices at 2382 Farsday Avenue, Suite 300, Carlsbad, CA 92008-7218 ("Licensee") to the Agreement dated as of January 26, 1996 between Sony and Licensee (the "Agreement").

1. Section 3.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "3.4 DEMONSTRATION UNITS OF PLAYSTATION HARDWARE. Sony may, from time to time at the request of Licensee and subject to Sony's approval, supply Licensee with units of PlayStation Hardware for demonstration purposes. Any demonstration units of PlayStation Hardware provided to Licensee by Sony shall be used by Licensee for demonstration purposes only in order for Licensee to demonstrate the Licensed Products and PlayStation Hardware to the School Market on a limited trial basis. Licensee will provide to Sony a written accounting of the use of these demonstration systems in order to substantiate the effectiveness of the demonstration units in obtaining sales. All terms and conditions of this Agreement, including without limitation the terms and conditions set forth in Exhibit A, shall apply with respect to any demonstration units."

2. Section 16.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "16.7 GOVERNING LAW; CONSENT TO JURISDICTION. This License Agreement shall be governed by and interpreted in accordance with the laws of the State of California, excluding that body of law related to choice of laws, and of the United States of America. Any action or proceeding brought to enforce the terms of this License Agreement or to adjudicate any dispute arising hereunder shall be brought in the courts of the County of San Mateo, State of California (if under State law) or the Northern District of California (if under Federal law). Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of any such action and agrees that any service of process may be effected by delivery of the summons in the manner provided in the delivery of notices set forth in Section 16.1 above."

3. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Amendment all be governed by and construed in accordance with the laws of the State of California.

SONY COMPUTER ENTERTAINMENT AMERICA              THE LIGHTSPAN PARTNERSHIP, INC.

By: /s/ P. Harrisen                              By: /s/ Robert Greene
    -------------------------------                 ----------------------------
Name: P. Harrisen                                Name:  Robert Greene
     ------------------------------                   --------------------------
Title: VP                                        Title: SVP
      -----------------------------                    -------------------------
Date: 5/8/97                                     Date: 5/1/97
     ------------------------------                   --------------------------



                                                                    CONFIDENTIAL

                                AMENDMENT #2 TO
                           SALE AND LICENSE AGREEMENT

Amendment, dated as of May 28, 1997 between Sony Computer Entertainment America, a division of Sony Computer Entertainment America Inc. (formerly known as Sony Interactive Entertainment Inc.), with offices at 919 E. Hillsdale Boulevard,
2nd Floor, Foster City, CA 94404 ("Sony") and The Lightspan Partnership, Inc., with offices at 2382 Faraday Avenue, Suite 300, Carlsbad, CA 92008-7218 ("Licensee") to the Sale and License Agreement dated as of January 26, 1996 between Sony and Licensee (the "Agreement").

WHEREAS, Sony has licensed to Licensee the right to acquire and distribute units of the PlayStation Game Console to the School Market pursuant to the Agreement;

WHEREAS, [***]

WHEREAS, [***]

WHEREAS, [***]

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensee and Sony hereby agree as follows:

 1. CREDIT ON UNITS PURCHASED. Upon full execution of this Amendment, Sony agrees to credit the amount of [***] to Licensee, [***] Licensee shall use best efforts to purchase the Forty Thousand (40,000) units of the PlayStation Game Console subject to the increase set forth above by no later than the end of this fiscal year, which shall end on March 31, 1998. [***]

[2.   ***]



                                      -1-
                                                                    CONFIDENTIAL
                       * CONFIDENTIAL TREATMENT REQUESTED

3. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first written above.

SONY COMPUTER ENTERTAINMENT AMERICA              THE LIGHTSPAN PARTNERSHIP, INC.

By: /s/ Kazuo Hirai                              By: /s/ Robert Greene
    -------------------------------                  ---------------------------
Name: Kazuo Hirai                                Name: Robert Greene
     ------------------------------                   --------------------------
Title: EVP/COO                                   Title: SVP
      -----------------------------                    -------------------------
Date: 7/21/97                                    Date: 7/10/97
     ------------------------------                   --------------------------


NOT AN AGREEMENT UNTIL EXECUTED BY BOTH PARTIES


                                      -2-
                                                                    CONFIDENTIAL

                 THIRD AMENDMENT TO SALE AND LICENSE AGREEMENT

     This Third Amendment ("Third Amendment") to the Sale and License Agreement dated January 26, 1996, as twice amended (the "License Agreement") is entered into this twenty first day of December, 1998, by and between Sony Computer Entertainment America Inc. ("Sony") and The Lightspan Partnership, Inc. ("Licensee").

     1. All definitions contained in the License Agreement shall be incorporated herein.

     2.   Section 1.10 shall be deleted and replaced with:

          1.10 "PlayStation Hardware" means the finished hardware components to be provided to Licensee by Sony, including (i) the PlayStation Game Console and all peripherals and accessories customarily packaged therewith (the "PlayStation Console"), (ii) the [***] and (iii) the Peripherals.

     3.   Section 1.12 shall be added as follows:

          1.12 [***]

     4.   Section 1.13 shall be added as follows:

          1.13 "Peripherals" shall mean those PlayStation console accessories (e.g. memory cards) that are customarily sold separately by Sony.

     5.   Section 1.14 shall be added as follows:

          1.14 "Lightspan PlayStation Licenses" shall mean the PlayStation software licenses that have been and are currently marketed and distributed by Licensee to the School Market.

     6.   Section 3.1 shall be amended to exclude any [***]

     7.   Section 3.1.1 shall be added as follows:

          3.1.1 Sony may sell the [***] to Licensee; Licensee's purchase of the [***] shall be governed by Exhibit A and the terms and conditions of this Agreement. Licensee acknowledges and agrees that (i) Sony's development and manufacturing of the [***] is experimental, (ii) notwithstanding anything else contained in this Agreement, Sony makes no representations or warranties with respect to the [***] and (iii) Sony may discontinue the manufacture and sale to Licensee of [***] at any time, without notice, in Sony's sole discretion.

     8.   Sections 3.3 and 3.4 shall be amended to exclude the [***]

     9.   Section 4.1 shall be amended to exclude the [***]

                       * CONFIDENTIAL TREATMENT REQUESTED

THIRD AMENDMENT TO SALE AND LICENSE AGREEMENT
DECEMBER 21, 1998
PAGE 2

     10.  Section 4.1.1 shall be added as follows:

          4.1.1 The purchase price for the Communications Devices and Peripherals shall be determined by Sony and are subject to change without notice. All payments to Sony for the Communications Devices and Peripherals shall be made in United States currency drawn on a United States bank, unless otherwise specified between the parties.

     11. Each reference to "PLAYSTATION GAME CONSOLE" in section 10.4.2 of the License Agreement shall be hereby amended to read "PLAYSTATION HARDWARE."

     12.  Exhibit B shall be amended as follows:

          1. The Nonrefundable Payment for units [***] shall be calculated per the method of calculation set forth in this Exhibit B and the Second Amendment to the License Agreement--less [***]

          2. Not amended.

          3. Not amended.

          [4. ***]


             [The remainder of this page left intentionally blank]

                       * CONFIDENTIAL TREATMENT REQUESTED

THIRD AMENDMENT TO SALE AND LICENSE AGREEMENT
DECEMBER 21, 1998
PAGE 3

     13. Except as are expressly amended herein, all terms and conditions of the License Agreement shall remain in full force and effect, and are hereby ratified by the parties hereto.


THE LIGHTSPAN PARTNERSHIP INC.          SONY COMPUTER ENTERTAINMENT AMERICA INC.

By: /s/ Bob Greene                      By: /s/ Kazuo Hirai
    ------------------------                -----------------------
(Name) Bob Greene                       (Name) Kazuo Hirai
(Title) Senior VP                       (Title) EVP/COO
(Date) 1/4/99                           (Date) 1/14/99

   [Neither an offer nor an agreement until executed by both parties hereto]

                 FOURTH AMENDMENT TO SALE AND LICENSE AGREEMENT

     This Fourth Amendment (the "Fourth Amendment") to Sale and License Agreement, as previously amended, (the "Agreement") is entered into this twenty fifth day of May, 1999, to be effective the 26th day of January, 2000 (the "Effective Date"), by and between Sony Computer Entertainment America, Inc. (hereinafter "SCEA"), and The Lightspan Partnership, Inc. ("Licensee").

                                    RECITALS

     WHEREAS, SCEA and Licensee entered into the Agreement dated January 26, 1996, as subsequently amended; and

     WHEREAS, SCEA and Licensee wish to extend the Agreement, as modified below.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for good and valuable consideration received, beginning on the Effective Date the parties hereto agree as follows:

     1. REFERENCES. All references in the Agreement to Sony Computer Entertainment America as "Sony" shall be changed to "SCEA".

     2. EXTENSION OF TERM. The Term of the Agreement is hereby extended for a term of two (2) years until January 26, 2002 and shall renew automatically for one (1) year periods unless and until terminated by either party upon ninety
(90) days written notice.

     3.   NOTICES. Section 2 of the Term Schedule shall be revised as follows:

     Sony Computer Entertainment America     The Lightspan Partnership, Inc.
     919 East Hillsdale Blvd., 2nd Fl.       10140 Campus Point Drive
     Foster City, CA 94404                   San Diego, CA 92121
     Attn:  Anne Chen                        Attn:  Carl Zeiger
     Fax:   (650) 655-8001                   Fax:   (619) 824-8001

     With a copy to:                         With a copy to:

     Sony Computer Entertainment America     Etsuko Adelman
     919 East Hillsdale Blvd., 2nd Fl.       Fax:   (650) 631-9427
     Foster City, CA 94404
     Attn:  Legal & Business Affairs
     Fax:   (650) 655-5901

     4. RATIFICATION. Except as is expressly modified or supplemented herein, SCEA and Licensee hereby confirm and ratify the Agreement as though fully set forth herein.


SONY COMPUTER ENTERTAINMENT AMERICA, INC.    THE LIGHTSPAN PARTNERSHIP, INC.


By: /s/      Masayuki Chatani                By: /s/       Carl Zeiger
    -------------------------------------        -------------------------------
(Name)  Masayuki Chatani                     (Name) Carl Zeiger
(Title) VP of Business & Technology          (Title) President
(Date)  6/14/99                              (Date)  6/10/99


   [Neither an offer nor an agreement until executed by both parties hereto]

[SONY COMPUTER ENTERTAINMENT LETTERHEAD]


August 10, 1999


VIA FACSIMILE ONLY


Robert Greene
Lightspan Partnership, Inc., The
10140 Campus Point Drive,
San Diego, CA 92121

     Re: Modification of Territory in License Agreement

Dear Mr. Greene:

     SCEA is pleased to advise you that, effective immediately, your Licensed Territory per the License Agreement shall be expanded to include the Republic of Mexico, under the express condition that all Licensed Products -- whether sold in the US, Canada or, now, in Mexico -- comply with all applicable laws and regulations (see, License Agreement).

     SCEA will review and approve all printed materials for Mexico per our normal procedures, however the Licensed Publisher is responsible for the accuracy of any text translation. In the event that SCEA makes any changes to our standard packaging guidelines to reflect local language issues it will be communicated through an amendment to the Source Book in due course.

     We regret that we cannot, at this time, expand your territory to include any other countries in Central or South America. When we can do so, we will advise you promptly in writing.

     Please contact John Miller if you have any questions regarding this.

                                        Very truly yours,

                                        /s/ Phil Harrison

                                        Phil Harrison
                                        VP 3rd Party

cc:  John Miller
     Joanna Krouskup